UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, GA 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  As previously reported, on April 17, 2008, Dr. Thomas Mensah resigned as a member of the Board of Directors of the Company. Dr. Mensah was not a member of any board committee. The Company believes that Dr. Mensah’s resignation resulted from his other time commitments, and not as a result of any disagreement with the registrant. A copy of Dr. Mensah’s resignation notice is filed as an exhibit hereto.

(c)  Effective June 30, 2008, the Company appointed Thomas I. Weston, Jr. to the position of Chief Accounting Officer of the Company.  Mr. Weston is serving in such position as a consultant to the Company, pursuant to a Consultant Agreement dated June 17, 2008. Under the Consulting Agreement:

Mr. Weston is appointed as a consultant on a monthly basis for a term extending on or before December 31, 2008. Upon receipt by the Company of investment funding greater than $750,000, and based on his satisfactory performance, the Company has the right to designate Mr. Weston to be an employee of the Company in the role of Vice President of Finance. Mr. Weston is compensated at the rate of $88 per hour for his services to the Company; and the Company has also agreed to pay Mr. Weston’s parking fees and $500 per month for health insurance reimbursement and to reimburse his pre-approved job related expenses. In addition, upon the implementation by the Company of its 2008 Employee Stock Option Plan, Mr. Weston will be eligible to receive options to purchase 500,000 shares of the Company’s common stock at the fair market price of such stock on the grant date and subject to the achievement of certain performance-related criteria, including the timely filing of certain reports with the Securities and Exchange Commission. Upon Mr. Weston becoming a permanent employee of the Company, he will be entitled to receive annual compensation at the rate of $180,000 per year, together with a health insurance reimbursement and other agreed benefits, as well as the continuation of the equity awards described above. A copy of the consulting agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.

Except as described herein, there were no contracts, agreements, arrangements or understandings with any person regarding Mr. Weston's appointment to his position and there are no family relationships between or among Mr. Weston and any other officer or director of the Company. Mr. Weston, his family members and his affiliates have had no direct or indirect interest in any transaction to which the Company or any affiliate is or was a party.

A description of Mr. Weston’s employment history over the past five years is as follows:

From December 2007 to the present, Mr. Weston has been a consultant/project professional for Intersect Group in Atlanta, Georgia, responsible for various accounting and SEC compliance functions.

From January until December 2007, Mr. Weston was a consultant/project professional for Callaway Partners/Huron Consulting in Atlanta, Georgia, responsible for various accounting and SEC compliance functions.

From January 2002 until December 2007, Mr. Weston was Chief Financial Officer and Chief Operating Officer of International Technical Advisory Corps (INTAC) LLC, a private risk management/security company based in Alpharetta, Georgia. Mr. Weston was responsible for all operational and administrative activities of the company, as well as contract negotiation and regulatory compliance.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1   Resignation Letter of Dr. Thomas Mensah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2008

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:	/s/ Winston Johnson
Winston Johnson
Chairman of the Board and CEO